UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2015

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 14, 2015, First BanCorp. (the "Corporation"), the bank holding company for FirstBank Puerto Rico ("FirstBank" or "the Bank"), issued a press release announcing the appointment of Donald Kafka to the newly created position of Chief Operating Officer of the Corporation and the Bank effective January 12, 2015. This position will be directly supervising the areas of Banking Operations, Marketing and Public Relations, Human Resources, Real Estate and Enterprise Architecture.

Mr. Kafka is a seasoned executive with over 30 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank.

Born and raised in Puerto Rico, Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day to day operations, interacting with specialized regional functional and product support areas.

In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise. Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as the Chief Investment Officer from 2010 to 2012. Throughout his tenure at First Southern, he participated in meetings of the Audit Committee and the Treasury and Finance Committee, headed the bank’s Asset and Liability Committee and was trustee of the bank's 401(k) Plan. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products.

Mr. Kafka earned his Bachelor degree in Engineering from Princeton University and holds a Master degree in Business Administration from Harvard Business School.

In connection with Mr. Kafka’s appointment as Executive Vice President and Chief Operating Officer, he will receive an annual base salary of $550,000, plus an annual bonus opportunity based upon his achievement of predetermined business objectives. Mr. Kafka will also receive and/or will be entitled to (i) a restricted stock award of 40,000 shares which will vest 90 days after commencement of his employment, (ii) $20,000 for relocation expenses, (iii) a temporary payment for housing and utilities expenses of up to $5,000 per month for twelve months, (iv) a company-owned automobile, and (v) the opportunity to participate in the Corporation’s stock incentive, retirement, and other plans, and receive other benefits granted to employees and executives of the Corporation, such as group medical and dental plans, club memberships and a life insurance policy of $1,000,000. In addition, the Corporation intends to provide to Mr. Kafka severance benefits consistent with those offered to certain other executive vice presidents.

A copy of the press release announcing the appointment of Mr. Kafka is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit - Description of Exhibit

99.1 - Press Release dated January 14, 2015 - First BanCorp announces the appointment of new COO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

January 14, 2015	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	First BanCorp announces the appointment of new COO